UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2005

WESTPOINT STEVENS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15381	36-3498354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 West 10th Street, West Point, Georgia	31833

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (706) 645-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Registrant hereby furnishes as Exhibit 99.1 attached hereto the Monthly Operating Report for December 2004 that it filed with the U.S. Bankruptcy Court for the Southern District of New York.

The Registrant hereby furnishes as Exhibit 99.2 attached hereto the Monthly Operating Report for January 2005 that it filed with the U.S. Bankruptcy Court for the Southern District of New York.

The Registrant hereby furnishes as Exhibit 99.3 attached hereto a copy of the press release that it issued on March 16.

As indicated in the aforementioned press release, the basis upon which the Registrant's audited consolidated financial statements are required to be prepared may be subject to change and certain of the historical tax reserves reflected therein may be subject to adjustment.  Any such change or adjustment, if made, might be required to be reflected in the Monthly Operating Reports furnished herewith and/or prior Monthly Operating Reports of the Registrant.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits
Exhibit No.	Description

99.1	Monthly Operating Report for the month of December 2004.

99.2	Monthly Operating Report for the month of January 2005.

99.3	Press release dated March 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPOINT STEVENS INC.
(Registrant)

Date: March 16, 2005	By:	/s/ Christopher N. Zodrow

Christopher N. Zodrow
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Monthly Operating Report for the month of December 2004.

99.2	Monthly Operating Report for the month of January 2005.

99.3	Press release dated March 16, 2005.